Exhibit 32 Section 1350 Certification
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Eli Lilly and Company, an Indiana corporation (the “Company”), does hereby certify that, to the best of their knowledge:
The Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	February 24, 2006	/s/ Sidney Taurel
Sidney Taurel
Chairman of the Board and Chief Executive Officer

Date	February 24, 2006	/s/ Charles E. Golden

Charles E. Golden
Executive Vice President and Chief Financial Officer